UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	November 20, 2002

ALPHANET SOLUTIONS, INC. (Exact name of registrant as specified in charter)

New Jersey (State or other jurisdiction of incorporation)	0-27042 (Commission File Number)	22-2554535 (I.R.S. Employer Identification Number)

7 Ridgedale Avenue, Cedar Knolls, New Jersey (Address of principal executive offices)	07927 (Zip Code)

Registrant’s telphone number, including area code	(973) 267-0088

Not Applicable (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

           On November 20, 2002, AlphaNet Solutions, Inc. (the “Company”) was notified by Nasdaq that the Company’s common stock has maintained the minimum market value of publicly held shares of $5 million, as required by Marketplace Rule 4450(a)(2) for continued inclusion on the Nasdaq National Market, and that the Company has regained compliance with Rule 4450(a)(2). The Company had previously been notified of non-compliance on September 17, 2002 as set forth in the Company’s current report on Form 8-K filed on September 23, 2002. Nasdaq has said in its November 20, 2002 letter that the compliance matter is now closed.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2002	ALPHANET SOLUTIONS, INC. By: WILLIAM S. MEDVE —————————————— William S. Medve Executive Vice President, Chief Financial Officer and Treasurer